Exhibit 5.1

55 Hudson Yards | New York, NY 10001-2163
T: 212.530.5000
milbank.com

August 14, 2026

Nabors Industries Ltd.
Crown House Second Floor
4 Par-la-Ville Road
Hamilton, HM08
Bermuda

Nabors Industries, Inc.
515 West Greens Road, Suite 1200
Houston, Texas 77067

Re: Nabors Industries Ltd. and Nabors Industries, Inc.’s Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special New York counsel to Nabors Industries Ltd., a Bermuda exempted company (“Nabors”), and Nabors Industries, Inc., a Delaware corporation (“Nabors Delaware”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of their Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by Nabors or Nabors Delaware or the sale by the selling securityholders to be identified in one or more prospectus supplements (the “Selling Securityholders”) from time to time of (i) common shares, par value $0.05, of Nabors (the “Common Shares”); (ii) preferred shares, par value $0.001, of Nabors (the “Preferred Shares”); (iii) warrants of Nabors (the “Warrants”); (iv) guarantee of debt securities of Nabors Delaware by Nabors (the “Guarantee”); and (v) debt securities of Nabors Delaware (the “Debt Securities”). The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

In rendering the opinion expressed below, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Certificate of Incorporation of Nabors Delaware; (ii) the Bylaws of Nabors Delaware; (iii) the Registration Statement and the documents incorporated by reference therein; (iv) the prospectus contained within the Registration Statement; (v) the form of senior indenture of Nabors Delaware; (vi) the subordinated indenture of Nabors Delaware; and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of Nabors and Nabors Delaware, and their respective subsidiaries, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. We have assumed that any applicable indenture or supplemental indenture will be duly authorized, executed and delivered by Nabors Delaware, the trustee and, if appliable, Nabors. We have relied upon representations and certifications as to factual matters by officers and representatives of Nabors and Nabors Delaware and other appropriate persons and statements contained in the Registration Statement.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of Nabors and Nabors Delaware.

We have assumed further that, at the time of execution, issuance and delivery of the applicable Debt Securities, Guarantee and Warrants and any agreements entered into in connection with the issuance and delivery of the foregoing Securities (the “Securities Documents”), Nabors (1) will be validly existing under the laws of Bermuda; (2) will have the power to enter into the Securities Documents to which it is a party; and (3) will have duly authorized, executed and delivered such Securities Documents to which it is a party in accordance with the laws of Bermuda.

Based on and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) Nabors has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement, instrument or document with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (vi) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, (vii) the terms of such Securities will have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (viii) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement, we advise you that in our opinion:

1.            Debt Securities. Assuming that the issuance and terms of any Debt Securities and the terms of any offering thereof by Nabors Delaware have been duly authorized, when (i) the base indenture and any supplemental indenture relating to the Debt Securities have been duly and validly authorized, executed and delivered by all parties thereto substantially in the form filed as an exhibit to the Registration Statement or incorporated by reference therein, (ii) the terms of the Debt Securities to be issued under the applicable indenture and their issuance and sale have been duly established in conformity with such indenture and (iii) the Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold in accordance with any underwriting agreement or purchase agreement or as otherwise contemplated in the Registration Statement and any prospectus supplement relating thereto, such Debt Securities will constitute valid and binding obligations of Nabors Delaware, enforceable against Nabors Delaware in accordance with their terms.

2.            Guarantee. Assuming that the issuance and terms of any Guarantee and the terms of any offering thereof by Nabors have been duly authorized, when (i) the base indenture and any supplemental indenture relating to the Debt Securities and the Guarantee have been duly and validly authorized by Nabors, executed and delivered by all parties thereto substantially in the form filed as an exhibit to the Registration Statement or incorporated by reference therein, (ii) the terms of the Guarantee to be issued under the base indenture and the applicable supplemental indenture and their issuance have been duly established in conformity with the related indentures and (iii) the Guarantee (or, if included in the applicable supplement indenture, the supplemental indenture) has been duly executed in accordance with the indenture and issued and sold in accordance with any underwriting agreement or purchase agreement or as otherwise contemplated in the Registration Statement and the prospectus supplement relating thereto, such Guarantee will constitute a valid and binding obligation of Nabors enforceable against Nabors in accordance with its terms.

3.            Warrants. Assuming that the issuance and terms of such Warrants and the terms of any offering thereof by Nabors have been duly authorized, when (i) the Warrants have been duly authorized, executed and delivered by Nabors and the warrant agent has been appointed by Nabors, if any, and (ii) such Warrants have been duly executed, authenticated, issued, paid for and delivered in accordance with any underwriting agreement or purchase agreement or as otherwise contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of Nabors, enforceable against Nabors in accordance with their terms.

The opinions expressed above with respect to enforceability are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The opinions are also subject to (i) the Registration Statement becoming effective pursuant to applicable law and (ii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.

The foregoing opinion is limited to matters involving the General Corporation Law of the State of Delaware and the laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction. Insofar as the foregoing opinion involves matters governed by the laws of Bermuda, we have relied, without independent inquiry or investigation, on the opinion of Conyers Dill & Pearman Limited, to be filed as an exhibit to the Registration Statement concurrently with this opinion.

This opinion is furnished to you in connection with the filing of the Registration Statement in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, and is not to be used, circulated, quoted or otherwise relied on for any other purpose. We disclaim any obligation to update anything herein for events occurring after the date hereof.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement and to the use of this opinion as a part of (Exhibit 5) of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Milbank LLP